Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
First American Funds, Inc.

In planning and performing our audits of the financial statements of First American Funds, Inc. (comprised of the Government
Obligations Fund, Institutional Prime Obligations Fund, Retail
Prime Obligations Fund, Retail Tax Free Obligations Fund,
Treasury Obligations Fund, and U.S. Treasury Money Market
Fund) (collectively, the Funds) as of and for the periods ended
August 31, 2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we
considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by
management are required to assess the expected benefits and
related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and
dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and
expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3)
provide reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds' annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no
deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of August 31, 2017.
This report is intended solely for the information and use of management and the Board of Directors of the Funds listed above of the First American Funds, Inc. and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young, LLP
October 23, 2017

Chicago, Illinois
October 23, 2017

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